THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OT HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

PROTEA BIOSCIENCES GROUP, INC.

WARRANT

TO PURCHASE COMMON STOCK OF THE COMPANY

Warrant No. __	Issue Date: _____ __, 20__

FOR VALUE RECEIVED, PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the “Company”), grants the following rights to ________________, and [his] [her] [its] permitted assigns, heirs, executors and administrators (individually and collectively, the “Holder”), as of the ___ day of ______ 20__ (“Issue Date”). This warrant (the “Warrant”) has been issued by the Company in connection with a sale of Units of the Company’s securities pursuant to a limited offering (the “Offering”) to “accredited investors” only (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933) pursuant to a Confidential Private Placement Memorandum, dated March 16, 2012 (the “Memorandum”). Under the terms and conditions of the Offering, each Unit, which has a purchase price of $100,000.00, consists of 50,000 shares of the Company’s common stock, par value $0.0001 per share (the "Common Stock") and one warrant to purchase 25,000 shares of the Company’s Common Stock (this "Warrant") on the terms and conditions set forth herein. This Warrant is subject to the terms and conditions set forth in a subscription agreement, by and between the Company and the Holder, executed in connection with the Offering (the "Subscription Agreement").

Section 1. Grant.

The Holder is hereby granted the right (collectively, the “Purchase Rights”), in accordance with the terms and conditions of this Warrant, from the date hereof until the expiration of the “Exercise Period” (as defined below), to purchase from the Company that number of fully paid and non-assessable shares of the Common Stock of the Company, set forth in Section 2 hereof, at the “Exercise Price” (as defined below), upon delivery of this Warrant to the Company with the Notice of Exercise form attached as Exhibit 1 hereto, duly executed, and upon tender of the Exercise Price for the shares of Common Stock to be purchased.

Section 2. Number of Shares of Common Stock Purchasable.

2.1    Subject to the other provisions of this Section 2, this Warrant entitles the Holder to purchase from time to time up to 25,000 shares of the Company’s Common Stock (the “Warrant Shares”).

2.2    In case prior to the expiration of these Purchase Rights by exercise or by the terms of this Warrant the Company shall undertake any reclassification, stock split, reverse stock split, stock dividend or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change solely in, of, or from par value), the Holder shall thereafter be entitled, upon exercise of this Warrant for the same total consideration as presently required, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reclassification by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such Reclassification. Notice of any such Reclassification shall be given to the Holder pursuant to Section 12 hereof.

2.3    In case prior to the expiration of these Purchase Rights by exercise or by the terms of this Warrant the Company shall determine to consolidate or merge with, or convey all, or substantially all, of its property or assets to, any other corporation or corporations, or dissolve, liquidate or wind up, then, as a condition precedent to such consolidation, merger, conveyance, dissolution, liquidation or winding up, notice shall be given to the Holder pursuant to Section 12 hereof and lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive from the Company or the successor corporation, as the case may be, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights, such shares of stock, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights had such consolidation, merger, conveyance, dissolution, liquidation or winding up not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of the Purchase Rights as herein provided, shall continue and be preserved in respect of any stock or securities which the Holder becomes entitled to purchase.

Section 3. Exercise Period; Registration Statement Notice.

3.1    The Purchase Rights represented hereby shall be exercisable in whole or in part from time to time after the date of issuance of this Warrant until the earlier of (i) a Qualified Public Offering or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the Issue Date hereof (the “Exercise Period”). For purposes of this Warrant, the term “Qualified Public Offering” shall mean the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the net cash proceeds to the Company (after deduction of underwriting discounts and commissions) are at least $15,000,000 and (ii) the offering price of the Common Stock in the Qualified Public Offering is at least 200% of the exercise price set forth in Section 5 of this Warrant, as may be adjusted pursuant to Section 2.2 hereof. If the Holder chooses not to exercise the Warrant in accordance with Section 4 below, this Warrant shall immediately expire upon the closing of a Qualified Public Offering.

3.2    The Company shall give the Holder written notice, at the address of the Holder set forth on the Company’s books, not less than twenty days prior to the closing of a Qualified Public Offering.

Section 4. Exercise.

4.1    The Purchase Rights represented by this Warrant are exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part, but not for less than 100 shares at a time, at any time and from time to time during the Exercise Period, upon the delivery of the Notice of Exercise form attached hereto as Exhibit 1, to the Company with such notice duly executed and upon payment in cash, wire transfer or bank cashier’s check of the Exercise Price. The Purchase Rights shall be deemed to have been exercised, and the Holder shall be deemed to have become a stockholder of record of the Company for the purposes of receiving dividends and for all other purposes whatsoever with respect to the shares of Common Stock so purchased, as of the date of delivery of such properly executed notice accompanied by proper tender of the Exercise Price at the office of the Company. As promptly as practicable on or after such date, and in any event within three (3) business days thereafter, the Company at its expense shall issue and deliver, or cause to be issued and delivered, to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4.2    In lieu of the payment methods set forth in Section 4.1 above, in the event the Warrant Shares have not been registered under an effective registration statement filed pursuant to the Securities Act prior to the earlier of: (i) one (1) year from the Issue Date of this Warrant; or (ii) the closing of the Qualified Public Offering, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange.  If Holder elects to exchange this Warrant as provided in this Section 4.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A

Where: X =	the number of shares of Common Stock to be issued to Holder.
Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).
A =	the Fair Market Value of one share of the Common Stock on the date that the notice of exercise is received by the Company.
B =	Exercise Price (as adjusted to the date of such calculation).

“Fair Market Value” of one share of Common Stock as of a particular date shall mean: (i) if traded on a national securities exchange, the average volume weighted average price reported by Bloomberg LP (“VWAP”) of the Common Stock of the Company on such exchange over the five (5) trading days ending immediately prior to the applicable date of valuation; (ii) if quoted on the OTC Bulletin Board or an over the counter market operated by OTC Markets Group, Inc or its successor, the average VWAP over the thirty (30) trading days ending immediately prior to the applicable date of valuation; (iii) if determined in connection with a Qualified Public Offering, the offering price of the Common Stock in the Qualified Public Offering; and (iv) except as set forth in (iii), if neither (i) nor (ii) applies, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

4.3    The Company shall not affect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4.3 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4.3, provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 4.3 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 5. Exercise Price. The exercise price for each share of Common Stock issuable to the Holder hereunder shall be $2.25 per share (the “Exercise Price”).

Section 6. Company’s Warranties and Covenants as to Capital Stock . The Company has taken all action necessary and appropriate to properly authorize, reserve and issue those shares of Common Stock issuable to the Holder pursuant to this Warrant including an authorization of issuance and setting of exercise price. The Common Stock deliverable on the exercise of the Purchase Rights represented hereby shall, when issued, be duly and validly issued, fully paid and nonassessable. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of all outstanding convertible securities and warrants.

Section 7. Transfer; Compliance With Securities Laws; Right of Company to Request Opinion of Counsel Confirming Such Compliance; Holder Responsible for Costs of Transfer Including Reasonable Counsel Fees. The Purchase Rights shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose. This Warrant and the Common Stock issuable upon exercise of the Purchase Rights, may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee, including, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with applicable securities laws. Subject to such compliance, the Purchase Rights shall be transferable on said books, in whole or in part, by the Holder in person or by duly authorized attorney upon surrender of this Warrant properly endorsed by the Holder executing the Permitted Transfer or Assignment Form attached hereto and made a part hereof as Exhibit 2. All costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor. The Company agrees that, while the Purchase Rights remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever except under arrangements which shall insure to persons exercising warrants or applying for transfer of stock all rights and privileges which they might have had or received if the stock transfer books had not been closed and they had exercised their Purchase Rights at any time during which such transfer book shall have been closed.

Section 8. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant or any portion thereof (and issuance of a replacement Warrant certificate in the event of partial exercise) shall be made without charge to the Holder hereof for any issue taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant. Certificates will be issued in a name other than that of the Holder upon the request of a Holder and payment by the Holder of any applicable transfer taxes and compliance with all applicable securities laws and with all applicable provisions of this Warrant including but not limited to Section 7 hereof.

Section 9. Exchange for Other Denominations. This Warrant is exchangeable for new certificates of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Holder at the time of surrender. In the event of the purchase, at any time prior to the expiration of the Exercise Period, of less than all of the shares of Common Stock purchasable hereunder, the Company will cancel this Warrant upon surrender thereof, and will forthwith execute and deliver to the Holder hereof a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

Section 10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

Section 11. Registration Rights. The Warrant Shares are subject to the "piggy-back" registration rights set forth in Section 4 of the Subscription Agreement.

Section 12. Notices Including Certificate of Company In Event of Adjustment.

(a)    Whenever the number of shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or its President or such other appropriate officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b)    In case:

(i)    the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)    of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)    of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or deliver or cause to be mailed or delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed or delivered at least 15 business days prior to the date therein specified.

(c)    All notices, requests, consents and demands required by this Warrant shall be in writing and shall be personally delivered or mailed, postage prepaid, to the Company at:

PROTEA BIOSCIENCES GROUP, INC.

955 Hartman Run Road

Morgantown, WV 26507

Attn: President

Fax: 304-292-7101

with a copy (which shall not constitute notice) to:

Richardson & Patel LLP

750 Third Avenue, 9th Floor

New York, New York 10017

Attn: David Feldman, Esq.

Fax: (917) 677-8165

and to the Holder at the address of such Holder set forth in the Subscription Agreement executed by the original holder of this Warrant in connection with the purchase of one or more Units of the Company’s securities. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt.

Section 13. Miscellaneous. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company. This Warrant shall be binding upon the Company’s successors. This Warrant shall be governed, construed and enforced in accordance with the laws of the State of Delaware. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant shall any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, under seal and delivered on its behalf as of the ____ day of __________, 20__.

PROTEA BIOSCIENCES GROUP, INC. (SEAL)

By:
Stephen Turner
President

EXHIBIT 1

NOTICE OF EXERCISE PURSUANT TO

ATTACHED WARRANT

                                            , 20___

To: PROTEA BIOSCIENCES GROUP, INC.

(1) The undersigned, the Holder of record of the attached Warrant of PROTEA BIOSCIENCES GROUP, INC., hereby exercises the option granted by the Purchase Rights evidenced by the attached Warrant [and hereby tenders payment of the Exercise Price as determined by the Warrant] [on a “cashless” basis as permitted by Section 4.2 of the Warrant] to purchase upon the terms set forth in such Warrant [________] shares of Common Stock, which constitutes all [or a portion] of the shares of Common Stock issued pursuant to the Purchase Rights represented by this Warrant, of PROTEA BIOSCIENCES GROUP, INC. All capitalized terms used but not defined in this notice shall have the meanings assigned to such terms in the Warrant.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the undersigned has complied with all terms and conditions of the Offering as defined in the Warrant, including the requirement that the Offering was limited to “accredited” investors only, (b) the shares of the Common Stock to be issued are being acquired solely for investment and solely for the account of the undersigned, (c) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws, and (d) as required under the terms of the Offering, the certificate or certificates representing said shares of Common Stock shall bear a restrictive legend prohibiting and restricting transfer of such shares except in compliance with applicable federal and state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

ATTEST:	HOLDER:

By:

Name:

Title:

(If certificates for Common Stock or new Warrants are requested in a name other than the undersigned, be advised that the delivery of the certificates and/or new Warrants will be delayed until the Company assures itself that such change is permitted under Section 7 of the Warrant that such change does not violate applicable federal and state securities laws.)

EXHIBIT 2

PERMITTED TRANSFER OR ASSIGNMENT FORM

NOTE: THIS ASSIGNMENT BEARS A RESTRICTIVE LEGEND BELOW

FOR VALUE RECEIVED, the undersigned Holder of record of this Warrant of PROTEA BIOSCIENCES GROUP, INC., hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Transferee/Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of PROTEA BIOSCIENCES GROUP, INC. to make such transfer on the books of PROTEA BIOSCIENCES GROUP, INC., maintained for the purpose, with full power of substitution in the premises.

Attached hereto is an opinion of counsel that the assignment does not violate or is exempt from, any federal and state securities laws. As provided in the Warrant, including but not limited to Section 7 of the Warrant, the Company may, in its sole discretion, decide whether such opinion is satisfactory, and Assignee and Holder agree to any reasonable delay in transfer caused by such evaluation and further acknowledge and agree that they shall bear all costs associated with any transfer or assignment, including, without limitation, the reasonable fees of counsel to the Company shall be borne by the transferor or assignor.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws.

Accordingly, the following restrictive legend is made applicable to this assignment (and to this Warrant and securities covered by this Warrant as assigned hereby to Assignee):

[INSERT RESTRICTIVE LEGEND]

This Assignment and this Warrant and the securities underlying this Warrant as assigned hereby, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under such Securities Act, any applicable state securities laws and the rules and regulations thereunder.

Dated:	HOLDER:

By:
Name:
Title:

Dated:	ASSIGNEE:

By:
Name:
Title:

707281